UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

PARKWAY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11533	74-2123597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, 390 North Orange Avenue, Suite 2400, Orlando FL	32801
(Address of Principal Executive Offices, including zip code)	(Zip code)

Registrant’s telephone number, including area code: (407) 650-0593

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On May 28, 2014, Parkway Properties, Inc. (the “Company”) and Parkway Properties LP, the Company’s operating partnership (“Parkway LP”), entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Raymond James & Associates, Inc. (each an “Agent” and together, the “Agents”) pursuant to which the Company may sell shares of the Company’s common stock, par value $.001 per share, having an aggregate gross sales proceeds of up to $150,000,000 (the “Shares”), from time to time, through an “at the market” equity offering program under which each of the Agents will act as sales agent and/or principal. The Company intends to contribute the net proceeds from these sales, if any, to Parkway LP. Parkway LP intends to use the net proceeds from this offering for general corporate purposes, which may include repaying temporarily amounts outstanding from time to time under the Company’s unsecured revolving credit facility, working capital and capital expenditures, and to fund potential acquisitions or development of office properties.

Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, the shares of common stock offered by the Company under the Sales Agreement. The sales, if any, of the Shares made under the Sales Agreement will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Under the terms of the Sales Agreement, the Company also may sell Shares to each of the Agents, as principal for its own account, at a price per share to be agreed upon at the time of sale. If the Company sells Shares to any Agent, as principal, the Company will enter into a separate agreement with such Agent, as applicable, setting forth the terms of such transaction, and the Company will describe the agreement in a pricing supplement.

The Sales Agreement provides that each Agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of the Shares sold through it as sales agent under the Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend offers and sales under the Sales Agreement.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Sales Agreement and also agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	ATM Equity OfferingSM Sales Agreement, dated May 28, 2014, between Parkway Properties, Inc., Parkway Properties LP, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Raymond James & Associates, Inc.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Shares.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2014	PARKWAY PROPERTIES, INC.

	BY:	/s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and General Counsel

EXHIBIT LIST

Exhibit Number	Description

1.1	ATM Equity OfferingSM Sales Agreement, dated May 28, 2014, between Parkway Properties, Inc., Parkway Properties LP, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Raymond James & Associates, Inc.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Shares.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

5